Exhibit 5.0
                              ATLAS PEARLMAN, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301



                                                    January 28, 2002




CyberAds, Inc.
3350 N.W. 2nd Avenue, Suite A-44
Boca Raton, Florida 33401

         Re: Registration Statement on Form SB-2; CyberAds, Inc. (the "Company")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 446,000 shares of Common Stock, $.001 par value ("Common Stock") and up to 1,375,000 additional shares of Common Stock underlying options (the "Underlying Securities").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation, as amended, and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and Underlying Securities and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         We are members of the Bar of the State of Florida and express no opinion on any law other than the laws of the State of Florida applicable Federal Securities laws.

         Based upon the foregoing, we are of the opinion that the Common Stock and Underlying Securities have been duly and validly authorized and when issued and paid for in accordance with their terms will be fully paid and

CyberAds, Inc.
January 28, 2002
Page 2


non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

         Affiliates of Atlas Pearlman P.A. own 50,000 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

                                                   Sincerely,


                                                   /s/Atlas Pearlman, P.A.
                                                   -----------------------
                                                   ATLAS PEARLMAN, P.A.